                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 PROXY STATEMENT
       (PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[X]      Preliminary proxy statement
[ ]      Confidential, for Use of the Commission Only
[ ]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             POLYVISION CORPORATION
                (Name of Registrant as Specified in Its Charter)

                             POLYVISION CORPORATION
                   (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transactions apply:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule or registration statement no.:
         (3)      Filing party:
         (4)      Date Filed:

                             POLYVISION CORPORATION

                                 March 29, 1999


Dear Shareholder:

         We cordially invite you to attend our 1998 Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, April 27, 1999, at The Cornell Club, 6 East 44th Street, New York, NY 10017. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is PolyVision's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.


                                            On Behalf of Your Board of Directors


                                            STEVEN S. ELBAUM
                                            CHAIRMAN OF THE BOARD


                                            JOSEPH A. MENNITI
                                            CHIEF EXECUTIVE OFFICER

                             POLYVISION CORPORATION
                                48-62 36th Street
                        Long Island City, New York 11101
                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 27, 1999
                               -------------------

TO THE SHAREHOLDERS OF
POLYVISION CORPORATION:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of PolyVision Corporation, a New York corporation ("PolyVision"), will be held at The Cornell Club, 6 East 44th Street, New York, NY 10017, on Tuesday, April 27, 1999, beginning at 10:00 a.m., local time. The Annual Meeting will be held for the following purposes:

     1. To elect four Class I directors to the Board of Directors, each to hold office until the Year 2000 Annual Meeting and until his successor has been elected and qualified.

     2. To approve an amendment to PolyVision's Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 40,000,000 shares.

     3. To ratify the adoption by the Board of Directors of PolyVision's 1999 Stock Option Plan.

     4. To authorize and approve the issuance of warrants to purchase common stock, and the possible issuance of common stock underlying such warrants, which would represent 20% or more of the outstanding shares of common stock.

     5. To ratify the selection of Arthur Andersen LLP as PolyVision's independent auditor.

     6. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed March 25, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of PolyVision for ten days prior to the Annual Meeting.

         We hope that you will use this opportunity to take an active part in the affairs of PolyVision by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

         SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          By Order of the Board of Directors

                                          BARRY M. PURITZ
                                          VICE PRESIDENT OF BUSINESS DEVELOPMENT
                                          AND SECRETARY
Long Island City, New York
March 29, 1999

                             POLYVISION CORPORATION
                                48-62 36th Street
                        Long Island City, New York 11101
                                 (718) 729-1050

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 1999


                                  INTRODUCTION

     This Proxy Statement is being furnished to the shareholders by the Board of Directors of PolyVision Corporation, a New York corporation ("PolyVision"), for solicitation of proxies for use at the Annual Meeting of Shareholders to be held at The Cornell Club, 6 East 44th Street, New York, NY 10017, on Tuesday, April 27, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting").

     The expense of this solicitation of proxies will be borne by PolyVision. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of PolyVision may solicit proxies by telephone, telegraph and personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and PolyVision will reimburse them for their reasonable expenses incurred in this connection.

     PolyVision's Annual Report on Form 10-K, including financial statements for the fiscal year ended December 31, 1998, accompanies but does not constitute part of this Proxy Statement.

     The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A shareholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of PolyVision a written notice of revocation prior to the Annual Meeting, or by appearing at the Annual Meeting and expressing a desire to vote his or her shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted

     o    "FOR" the election of the nominees for director set forth herein,

     o "FOR" the approval of an amendment to PolyVision's Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 40,000,000 shares,

     o "FOR" the ratification of the adoption by the Board of Directors of PolyVision's 1999 Stock Option Plan,

     o "FOR" the authorization and approval of the issuance of warrants to purchase common stock, and the possible issuance of common stock underlying such warrants, which would represent 20% or more of the outstanding common stock, and

     o "FOR" the proposal to ratify the appointment of Arthur Andersen LLP as the independent auditor of PolyVision for the fiscal year ended December 31, 1998.

     If any other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

     It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed proxy will commence on or about March 29, 1999.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 25, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 14,092,750 outstanding shares of common stock, par value $.001 per share, the only currently outstanding voting security of PolyVision.

     The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable New York law, the effect of the broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

     As of the Record Date, The Alpine Group, Inc. ("Alpine"), of which Steven
S. Elbaum and Bragi F. Schut, directors of PolyVision, are directors and executive officers, possessed the power to vote approximately 48.4% of the outstanding shares of common stock. PolyVision has been advised that Alpine intends to vote all of the shares beneficially owned by it "FOR" all of the proposals.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as to the shares of common stock owned as of the Record Date, by (i) each person known to PolyVision to be the beneficial owner of more than 5% of the common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table herein; and (iv) all directors and executive officers of PolyVision as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.


                                                       Number of           Percent of
                                                        Shares            Common Stock
Name and Address of                                   Beneficially        Beneficially
Beneficial Owner                                        Owned(1)            Owned(1)
-------------------                                   -----------        ---------------
The Alpine Group, Inc.                              13,568,370               65.1%
1790 Broadway
New York, NY 10019

John Hancock Mutual Life Insurance Company           2,986,467               17.5%
200 Clarendon Street
Boston, MA 02117

Wind Point Partners III, L.P.                        2,666,667               15.9%
676 North Michigan Avenue, Suite 3300
Chicago, IL 60611

Steven S. Elbaum                                    14,060,814               67.4%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Ivan Berkowitz                                          53,333(7)              *
1790 Broadway
New York, NY 10019

Michael H. Dunn                                             --(8)              --
c/o PolyVision Corporation
4888 South Old Peachtree Road
Norcross, GA 30071

Lyman C. Hamilton, Jr                                   54,848(6)              *
69 Byron Drive
Avon, CT  06001

Stephen C. Knup                                         28,750(6)              *
c/o MG North America Holdings Inc.
520 Madison Avenue
New York, NY 10022

                                       2



                                                       Number of           Percent of
                                                        Shares            Common Stock
Name and Address of                                   Beneficially        Beneficially
Beneficial Owner                                        Owned(1)            Owned(1)
-------------------                                   -----------        ---------------

Joseph A. Menniti                                      150,333(9)             1.1%
c/o PolyVision Corporation
48-62 36th Street
Long Island City, NY  11101

Bragi F. Schut                                         147,803(6)             1.0%
c/o The Alpine Group, Inc.
1790 Broadway
New York, NY 10019

Barry M. Puritz                                         5,000(10)              *
c/o PolyVision Corporation
48-62 36th Street
Long Island City, NY  11101

All executive officers and                         14,500,881                68.7%
directors as a group
(8 persons)



------------------------
* Percentage ownership is less than 1%.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, shares beneficially owned include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days of the Record Date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days of the Record Date, have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Includes (i) 4,250,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series B Preferred Stock, and (ii) 2,500,000 shares of common stock reserved for issuance upon the conversion of outstanding shares of Series C Preferred Stock, each of which was purchased by Alpine in November 1998.

(3) Represents shares of common stock reserved for issuance upon the exercise of outstanding warrants issued to John Hancock Mutual Life Insurance Company and certain of its affiliates in connection with a $25,000,000 senior subordinated credit facility entered into with PolyVision in December 1998.

(4) Represents shares of common stock reserved for issuance upon the conversion of a 10% Convertible Subordinated Promissory Note due 2007 issued in connection with PolyVision's acquisition of Alliance International Group, Inc. in November 1998.

(5) Includes the shares of common stock owned by Alpine. Mr. Elbaum may be deemed to be the beneficial owner of such shares by virtue of his position as Chairman of the Board and Chief Executive Officer of Alpine and his beneficial ownership of 11.1% of the issued and outstanding common stock of Alpine.

(6) Pursuant to PolyVision's 1995 Directors Stock Option Plan, each of Messrs. Elbaum, Hamilton, Knup and Schut were granted stock options to purchase 25,000 shares of common stock in October 1995 at an exercise price of $3.86 per share. Under the terms of the 1995 Directors Stock Option Plan, such options become exercisable over a four-year period, vesting as to one-fourth of the total number of options granted in October of each year, commencing October 1996.

(7) Includes stock options to purchase 35,000 shares of common stock granted to Mr. Berkowitz under the terms of PolyVision's 1994 Stock Option Plan at an exercise price of $1.00. Excludes 3,334 shares of common stock under PolyVision's 1995 Directors Stock Grant Plan, which will vest and be issuable to Mr. Berkowitz if he is elected a director at the next Annual Meeting of Shareholders.

(8) Excludes stock options to purchase an aggregate of 250,000 shares of common stock granted in November 1998, which are exercisable in increments of 62,500 shares in November 1999, 2000, 2001 and 2002.

(9) Includes (i) 12,000 of the 15,000 "restricted" shares of common stock granted to Mr. Menniti under the terms of his employment agreement with PolyVision, with the remaining shares to be earned on May 1, 2000, subject to certain conditions in the event of Mr. Menniti's earlier termination of employment, (ii) stock options to purchase 75,000 shares of common stock granted to Mr. Menniti under the terms of PolyVision's 1994 Stock Option Plan at an exercise price of $1.00, (iii) stock options to purchase 30,000 shares of common stock granted under the terms of PolyVision's 1994 Stock Option plan at an exercise price of $1.00, and (iv) stock options to purchase 33,333 of the 100,000 shares of common stock granted to Mr. Menniti under the terms of PolyVision's 1994 Stock Option Plan at an exercise price of $1.25 per share, which are exercisable in one-third increments on each of May 1, 1999, 2000 and 2001. Excludes stock options to purchase an aggregate of 175,000 shares of common stock granted in November 1998, which are exercisable in increments of 43,750 shares in each of November 1999, 2000, 2001 and 2002.

(10) Includes (i) stock options to purchase 2,333 of the 7,000 shares of common stock granted to Mr. Puritz under the terms of PolyVision's 1994 Stock Option Plan at an exercise price of $1.00 per share, with the remaining options to be exercisable in equal increments in December 1999 and 2000, and (ii) stock options to purchase 2,667 of the 8,000 shares of common stock granted to Mr. Puritz under the terms of PolyVision's 1994 Stock Option Plan at an exercise price of $1.25 per share, with the remaining options to be exercisable in equal increments in May 2000 and 2001.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


TERM OF OFFICE

     PolyVision's Restated Certificate of Incorporation provides that the Board of Directors of PolyVision shall consist of three to nine directors. Presently, the Board of Directors of PolyVision is comprised of seven directors and is divided into two classes, with staggered two-year terms, and one class of directors is elected at each Annual Meeting of Shareholders.

     At the 1997 Annual Meeting of Shareholders, Steven S. Elbaum and Lyman C. Hamilton, Jr. were re-elected to PolyVision's Board of Directors as Class II directors to hold office until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. At the 1996 Annual Meeting of Shareholders, Ivan Berkowitz, Stephen C. Knup and Bragi F. Schut were elected as Class I directors to hold office until this 1998 Annual Meeting of Shareholders and until their successors are elected and qualified. In May 1997, Joseph A. Menniti, PolyVision's Chief Executive Officer, was elected a Class II director to fill a vacancy on PolyVision's Board, and in November 1998, Michael H. Dunn, PolyVision's President and Chief Operating Officer, was elected a Class I director following PolyVision's acquisition of all of the capital stock of Alliance International Group, Inc.

     At the Annual Meeting, in accordance with PolyVision's Restated Certificate of Incorporation and By-laws which relate to corporate governance, four persons are to be elected to the Board of Directors of PolyVision as Class I directors to hold office until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified, and it is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following named nominees, all of whom are presently Class I directors: Ivan Berkowitz, Michael H. Dunn, Stephen
C. Knup and Bragi F. Schut. The directors unanimously approved the nominations as noted at a special meeting of the Board of Directors held January 26, 1999. The affirmative vote of the holders of a majority of the shares of common stock present or represented at the Annual Meeting is required to elect the foregoing nominees to the Board of Directors.

     The persons named in the enclosed proxy intend to vote the shares represented by proxies for these nominees unless the vote for such persons is withheld. If any of those nominated should not continue to be available for election, it is intended that the shares represented by the proxies will be voted for such other person or persons as the Board shall designate. No circumstances are presently known which would render any nominee named herein unavailable for election. Abstentions and broker non-votes will have no affect on the election of directors.

NOMINEES FOR DIRECTOR

DIRECTORS TO HOLD OFFICE UNTIL 2000 MEETING (CLASS I)

IVAN BERKOWITZ - AGE 53
Director since 1995

     Mr. Berkowitz was elected a director of PolyVision in May 1995, and served as Chief Executive Officer of PolyVision from such date to April 1997. Previously, from September 1993 to March 1995, he was the Managing General Partner of Steib & Company, a private investment partnership. Since March 1995, Mr. Berkowitz has also been a director of Propierre I, a public French real estate mutual fund, and, since January 1998, a director of HMG Worldwide Corporation, a point-of-purchase display manufacturer. From 1978 through December 1994, Mr. Berkowitz was a Managing Director of Chestnut Hill Securities, Inc., a registered broker-dealer in Los Angeles, California.

MICHAEL H. DUNN - AGE 49
Director since 1998

     Mr. Dunn was elected President and Chief Operating Officer of PolyVision in November 1998, following PolyVision's acquisition of Alliance International Group, Inc. ("Alliance"). Mr. Dunn had served as Chairman, President and Chief Executive Officer of Alliance since October 1997. He also served as President of Alliance from March 1985 to January 1992. In the interim, from January 1992 to February 1997, Mr. Dunn served as President and Chief Executive Officer of Visibility Inc., a manufacturing enterprise software company and a portfolio company of Equity South, a buyout fund of which Mr. Dunn remains a general partner.

STEPHEN C. KNUP - AGE 55
Director since 1995

     Mr. Knup was elected a director of PolyVision in May 1995. Mr. Knup has been the Executive Vice President and Chief Financial Officer of MG North America Holdings Inc. (formerly known as MetallGesellschaft Corp.), a raw materials company, from November 1994 to the present. Mr. Knup formerly served as the Chief Operating Officer of Frankel & Co., an insurance brokerage company, from May 1994 to November 1994, the Senior Vice President and Chief Financial Officer of AMAX Inc., a natural resource and a natural gas producer, from February 1988 to December 1993, and a consultant to Cyprus Amax Minerals Company, its successor by merger, from January 1994 to March 1994.

BRAGI F. SCHUT - AGE 58
Director since 1994

     Mr. Schut was elected a director of PolyVision in December 1994. Mr. Schut has been a director of The Alpine Group, Inc. ("Alpine"), a diversified industrial company, since 1983 and its Executive Vice President since 1986. Mr. Schut is also a director of Superior TeleCom, Inc. ("Superior TeleCom"), a manufacturer of copper telecommunications wire and cable.

DIRECTORS CONTINUING IN OFFICE UNTIL 1999 MEETING (CLASS II)

STEVEN S. ELBAUM - AGE 50
Director since 1994

     Mr. Elbaum was elected Chairman of the Board and a director of PolyVision in December 1994. Mr. Elbaum has been a director of Alpine since 1980 and has served as its Chairman of the Board and Chief Executive Officer since June 1984. Mr. Elbaum has also been the Chairman of the Board, President and Chief Executive Officer of Superior TeleCom since July 1996. Mr. Elbaum serves on the Board of Directors of Interim Services, Inc., a provider of value-added staffing and healthcare services, HumaScan, Inc., a developer of medical monitoring devices, and Broadway and Seymour, Inc., a developer and vendor of computer software technologies.

LYMAN C. HAMILTON, JR. - AGE 72
Director since 1995

     Mr. Hamilton was elected a director of PolyVision in May 1995. Mr. Hamilton is currently a private investor and served as President and Chief Executive Officer of APV, Inc., a wholly-owned subsidiary of PolyVision that was engaged in the research and development of a proprietary flat panel display technology, from March 1991 to December 1992. From 1962 to 1979, Mr. Hamilton served in various senior executive officer positions with ITT Corp. and was its Chief Executive Officer in 1978 and 1979 and a director from 1974 to 1979. Mr. Hamilton currently serves on the Board of Directors of Scan-Optics, Inc., a manufacturer of optical character recognition equipment. Mr. Hamilton served on Alpine's Board of Directors from 1991 to November 1993.

JOSEPH A. MENNITI - AGE 61
Director since 1998

     Mr. Menniti was elected Chief Executive Officer of PolyVision in March 1998 and was elected a director of PolyVision in May 1998. He also served as President and Chief Operating Officer of PolyVision from May 1995 to November 1998. Prior to joining PolyVision, from 1989 to May 1995, Mr. Menniti was the Chief Executive Officer of DNE Systems, Inc., then a wholly-owned subsidiary of Alpine, and currently a subsidiary of Superior TeleCom, which designs, manufactures and markets electronic and communications products and systems for the military, government and commercial sectors. Mr. Menniti held various positions at Grumman Aerospace Corporation prior to 1989.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

                             INFORMATION ABOUT BOARD
                     MEETINGS AND COMMITTEES, AND MANAGEMENT

     There were three meetings of the Board of Directors during the fiscal year ended December 31, 1998. Each incumbent director attended all of the Board of Directors meetings and the meetings of Board Committees on which he served.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE - During the fiscal year ended December 31, 1998, the Audit Committee of PolyVision's Board of Directors consisted of Steven S. Elbaum, Lyman C. Hamilton, Jr. and Stephen C. Knup. The Audit Committee met once during the fiscal year ended December 31, 1998, at which it reviewed the financial results of PolyVision and discussed the prospective audit for the fiscal year ended December 31, 1998 with PolyVision's independent auditors. The Audit Committee is primarily responsible for reviewing the services performed by PolyVision's independent auditors and evaluating PolyVision's accounting policies and its system of internal control.

     COMPENSATION COMMITTEE - During the fiscal year ended December 31, 1998, the Compensation Committee of PolyVision's Board of Directors consisted of Ivan Berkowitz, Stephen C. Knup and Bragi F. Schut. The Compensation Committee did not meet during the fiscal year ended December 31, 1998, as there were no material compensation matters to be considered. The Compensation Committee is primarily responsible for reviewing and approving the salary and benefits policies of PolyVision, including compensation of executive officers.

     STOCK OPTION COMMITTEE - During the fiscal year ended December 31, 1998, the Stock Option Committee of PolyVision's Board of Directors consisted of Ivan Berkowitz, Stephen C. Knup and Bragi F. Schut. The Stock Option Committee administers the 1994 Stock Option Plan, and recommends and approves grants of stock options under such plans. During the fiscal year ended December 31, 1998, the Stock Option Committee did not meet. Options granted to Mr. Menniti were approved by the entire Board of Directors as a whole.

     DIRECTORS STOCK GRANT AND STOCK OPTION COMMITTEES - PolyVision's Board of Directors does not have a separate Directors Stock Grant or Stock Option Committee, but rather administers such plans as a whole.

     NOMINATING COMMITTEE - PolyVision's Board of Directors does not have a Nominating Committee, but rather performs these functions as a whole.

DIRECTOR COMPENSATION

     In addition to grants made pursuant to PolyVision's 1995 Directors Stock Option and Stock Grant Plans, non-employee directors receive $500 for each board or committee meeting attended. All expenses in connection with attendance at such meetings are paid by PolyVision.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1995, PolyVision entered into an agreement with Alpine, PolyVision's largest single shareholder, pursuant to which PolyVision had the right to borrow, prior to May 24, 1997, up to $5,000,000 from Alpine to be used by PolyVision to fund its working capital needs, including research, development and commercialization activities in connection with the flat panel display technology of APV, Inc., a wholly-owned subsidiary of PolyVision. Borrowings under the agreement were unsecured and accrued interest at a market rate reflecting Alpine's cost of borrowing such funds (then approximately 8-1/2%), with interest payable semiannually in cash. In April 1997, PolyVision entered into an agreement with Alpine to borrow $811,000 to fund its corporate borrowing requirements. Borrowings under this agreement were also at Alpine's cost of borrowing such funds. PolyVision has historically relied upon the support of Alpine to meet its working capital needs and financial commitments.

     In November 1998, all indebtedness of PolyVision due Alpine was exchanged for shares of PolyVision's common stock, and is no longer outstanding.

     The Board of Directors of PolyVision and Alpine contain some of the same members. See "Proposal No. 1: Election of Directors."

MANAGEMENT

     The names and ages of the executive officers of PolyVision, and their positions with PolyVision, are as follows:



NAME                                        AGE       POSITION
----                                        ---       --------

Joseph A. Menniti.................          61        Chief Executive Officer

Michael H. Dunn...................          49        President and Chief Operating Officer

Richard J. Still..................          49        Chief Financial Officer

Barry M. Puritz...................          56        Vice  President  of  Business   Development  and
                                                      Secretary

     See "Nominees for Directors" above for certain biographical information concerning Joseph A. Menniti and Michael H. Dunn.

     RICHARD J. STILL was elected Chief Financial Officer of PolyVision in November 1998, following PolyVision's acquisition of Alliance. Mr. Still had served as Senior Vice President and Chief Financial Officer of Alliance since January 1998. From 1982 to January 1998, Mr. Still served as a Director, Senior Vice President - Finance, Treasurer and Secretary of Immucor, Inc., a healthcare manufacturing company which he co-founded. Mr. Still has also held senior financial positions with Cooper Laboratories, Inc. and the Ortho Diagnostics division of Johnson & Johnson.

     BARRY M. PURITZ was elected Vice President of Marketing and Sales of PolyVision in May 1998 and became its Vice President of Business Development and Secretary in November 1998. Mr. Puritz served as the Executive Vice President, Marketing and Sales of the Greensteel division of PolyVision from May 1997 to May 1998. Mr. Puritz was the President of the VisCon division of Posterloid Corporation, a wholly-owned subsidiary of PolyVision, from 1992 to May 1997, and was responsible for its bank merchandising business and for the development of new menuboard products for the restaurant business of Posterloid Corporation. Mr. Puritz joined PolyVision in 1992 following PolyVision's purchase of VisCon, Inc., which he founded.

     No family relationship exists among any of the directors or executive officers of PolyVision. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer of PolyVision. All executive officers are appointed annually by the Board of Directors.


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth the cash compensation (including cash bonuses) paid or accrued by PolyVision during the year ended December 31, 1998, and during the two prior fiscal years ended April 30, 1998 and 1997, to its Chief Executive Officer and to the only other executive officer of PolyVision whose compensation exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                  ANNUAL                                LONG-TERM
                                                               COMPENSATION                            COMPENSATION
                                                   --------------------------------------     ---------------------------------
                                                                      OTHER ANNUAL                                COMMON STOCK
        NAME AND                    FISCAL                         BONUS       COMPENSATION      RESTRICTED        UNDERLYING
    PRINCIPAL POSITION            YEAR ENDED(1)      SALARY ($)      ($)          ($)(2)       STOCK AWARDS (#)     OPTIONS (#)
---------------------------   -----------------     -----------    -----       ------------    ----------------   -------------
Joseph A. Menniti             December 31, 1998    222,800         130,000              --                 --           275,000
Chief Executive Officer        April 30, 1998      205,900          67,000              --                 --            30,000
                               April 30, 1997      191,000          30,000              --                 --                --


Barry M. Puritz               December 31, 1998    107,100          29,300              --                 --             8,000
Vice President of              April 30, 1998      109,400          30,000              --                 --             7,000
Business Development and       April 30, 1997      107,400              --              --                 --                --
Secretary


     (1) On December 30, 1998, PolyVision changed its fiscal year-end from April 30 to December 31. Information presented for the fiscal year ended December 31, 1998 reflects compensation paid or accrued by PolyVision from January 1 to December 31, 1998. Compensation paid or accrued from January 1 to April 30, 1998 is also reflected in the information presented for the fiscal year ended April 30, 1998.

     (2) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

EMPLOYMENT AGREEMENTS

     Pursuant to an Employment Agreement, dated as of May 1, 1995, between PolyVision and Joseph A. Menniti, Mr. Menniti agreed initially to serve as the President of PolyVision until either he or PolyVision elects to terminate such employment upon prior written notice. Under the terms of his Employment Agreement, Mr. Menniti receives an annual base salary, subject to annual reviews for services rendered in such position, plus an annual bonus of a percentage of his base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. In November 1998, at the time Mr. Menniti agreed to serve as the Chief Executive Officer of PolyVision, his Employment Agreement was amended to, among other things, increase his annual base salary to $260,000 and his annual bonus percentage to 50%.

     In addition, pursuant to his Employment Agreement, PolyVision agreed to grant to Mr. Menniti stock options to purchase 75,000 shares of PolyVision's common stock at an exercise price of $3.82 (which was subsequently reduced to $1.00) and vesting in five equal annual installments. Pursuant to the November 1998 amendment to Mr. Menniti's Employment Agreement, PolyVision agreed to grant to Mr. Menniti additional stock options to purchase 175,000 shares of PolyVision's common stock at an exercise price of $1.50 per share, vesting in four equal annual installments. Under Mr. Menniti's Employment Agreement, PolyVision also agreed to make restricted stock grants to Mr. Menniti in the amount of 15,000 shares of PolyVision's common stock, to be held by PolyVision and released at a rate of 3,000 shares per year. In addition, if Mr. Menniti's employment is terminated by PolyVision for any reason other than for "Cause" (as defined) or by Mr. Menniti for "Good Reason" (as defined), he is entitled to payment of one and one-half times his salary if termination occurs after May 1, 1999, together with the annual bonus that he would have been entitled to had his employment not been so terminated. Mr. Menniti has agreed not to compete with PolyVision during his term of employment and for two years thereafter, and not to disclose any part of PolyVision's proprietary technology at any time.

     Pursuant to an Employment Agreement, dated as of November 20, 1998, between PolyVision and Michael H. Dunn, Mr. Dunn agreed to serve as the President and Chief Operating Officer of PolyVision until either he or PolyVision elects to terminate such employment upon prior written notice. Under the terms of his Employment Agreement, Mr. Dunn receives an annual base salary of $240,000, plus an annual bonus equal to 45% of his base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. In addition, pursuant to his Employment Agreement, PolyVision agreed to grant to Mr. Dunn stock options to purchase 250,000 shares of PolyVision's common stock at an exercise price of $1.50 per share, vesting in four equal annual installments. Under his Employment Agreement, if Mr. Dunn's employment is terminated by PolyVision for any reason other than for "Cause" (as defined) or by Mr. Dunn for "Good Reason" (as defined), he is entitled to payment of 100% of the balance of his salary and, if the date of termination of his employment is more than six months into PolyVision's fiscal year, any discretionary bonus that he would have been entitled to had his employment not been so terminated. Mr. Dunn has agreed not to compete with PolyVision during his term of employment and for certain periods thereafter, and not to disclose any part of PolyVision's proprietary technology at any time.

     Pursuant to an Employment Agreement, dated as of November 20, 1998, between PolyVision and Richard J. Still, Mr. Still agreed to serve as the Chief Financial Officer of PolyVision until either he or PolyVision elects to terminate such employment upon prior written notice. Under the terms of his Employment Agreement, Mr. Still receives an annual base salary of $175,000, plus an annual bonus equal to 35% of his base salary in the event PolyVision achieves annual targeted performance objectives set by PolyVision's Board of Directors. In addition, pursuant to his Employment Agreement, PolyVision agreed to grant to Mr. Still stock options to purchase 150,000 shares of PolyVision's common stock at an exercise price of $1.50 per share, vesting in four equal annual installments. Under his Employment Agreement, if Mr. Still's employment is terminated by PolyVision for any reason other than for "Cause" (as defined) or by Mr. Still for "Good Reason" (as defined), he is entitled to payment of 100% of the balance of his salary and, if the date of termination of his employment is more than six months into PolyVision's fiscal year, any discretionary bonus that he would have been entitled to had his employment not been so terminated. Mr. Still has agreed not to compete with PolyVision during his term of employment and for a period of one year thereafter, and not to disclose any part of PolyVision's proprietary technology at any time.

STOCK OPTIONS

     The following table sets forth information with respect to grants of options to purchase common stock under PolyVision's 1994 Stock Option Plan to the Named Executive Officers during the fiscal year ended December 31, 1998:

                          OPTION GRANTS IN FISCAL 1998




                                                 % OF TOTAL                                   POTENTIAL REALIZED
                                                   OPTIONS                                     VALUE AT ASSUMED
                                                  GRANTED TO        EXERCISE                  ANNUAL RATE OF STOCK
                                  OPTIONS          EMPLOYEES          PRICE   EXPIRATION        APPRECIATION FOR
NAME                             GRANTED(1)      IN FISCAL YEAR(2)  ($/SH)(1)   DATE             OPTION TERM(3)
----                            -----------     -----------------  ---------  ----------      --------------------
                                                                                                5%           10%
                                                                                              --------    -------
Joseph A. Menniti                 100,000             14.0%          1.25     May 2008

                                  175,000             24.4%          1.50     Nov. 2008

Barry M. Puritz                    8,000              1.1%           1.25     May 2008


     (1) All options were granted at or above market value on the date of grant.

     (2) Percentages based on total number of stock options granted to employees during the fiscal year ended April 30, 1998 or the year ended December 31, 1998, as applicable.

     (3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the common stock and overall stock market conditions.

 AGGREGATE OPTION EXERCISES DURING FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for the Named Executive Officers information on options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of PolyVision's common stock:



                                                              NUMBER OF SECURITIES
                                SHARES        VALUE               UNDERLYING                  VALUE OF UNEXERCISED
                              ACQUIRED ON    REALIZED        UNEXERCISED OPTIONS AT           IN THE MONEY OPTIONS
         NAME                 EXERCISE(#)      ($)            DECEMBER 31, 1998(#)           AT DECEMBER 31, 1998(1)
---------------------       --------------   --------      ----------------------------    ---------------------------
                                                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                           -----------    -------------    -----------   -------------
Joseph A. Menniti                 -0-            -0-          138,333       241,667        $138,645        $152,605

Barry M. Puritz                   -0-            -0-            5,000        10,000         $4,646           $9,292


     (1) Represents the difference between the last sale price of the common stock on December 31, 1998 ($2-1/16), and the exercise price of the option multiplied by the applicable number of options.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors were Ivan Berkowitz, Stephen C. Knup and Bragi F. Schut during the fiscal year ended December 31, 1998. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.


                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of PolyVision was established in 1990 and did not hold any meetings during the fiscal year ended December 31, 1998. The duties and responsibilities of the Committee include the following:

     (a) approval of annual salaries and other benefits provided for executive officers of PolyVision;

     (b) approval of the adoption of compensation plans in which the executive officers of PolyVision may be participants and awarding of benefits under such plans; and

     (c) undertaking studies and making recommendations with respect to PolyVision's compensation structure and policies and the development of management personnel.

     The Committee's policies with respect to executive compensation are intended to achieve the following goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of PolyVision as a whole and the performance of the individual officer) as a part of the officer's compensation. Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in PolyVision through the grant of options pursuant to PolyVision's 1994 Stock Option Plan.

     During the fiscal year ended December 31, 1998, the full Board approved bonuses and granted options to certain of its executive officers and certain employees. In each case, the Board's decision was based upon the principles and procedures outlined above.

                             COMPENSATION COMMITTEE
                                 Ivan Berkowitz
                                 Stephen C. Knup
                                 Bragi F. Schut

     The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that PolyVision specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following chart compares the value of $100 invested in PolyVision's common stock from December 1992 to December 31, 1998, with a similar investment in the Dow Jones Equity Market Index and the Dow Jones Heavy Construction Index.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
         AMONG POLYVISION CORPORATION, THE DOW JONES EQUITY MARKET INDEX
                   AND THE DOW JONES HEAVY CONSTRUCTION INDEX



                                                                       Cumulative Total Return
                                               ----------------------------------------------------------------------
                                               12/93      12/94      12/95      4/96       4/97       4/98      12/98
                                               -----      -----      -----      ----       ----       ----      -----

 PolyVision Corporation        PLI              100         91         20         20          2         13        20

 Dow Jones Equity Market
   Index                                        100        101        139        149        186        263       294
                               IDOW

 Dow Jones Heavy
     Construction Index        ICON             100         96        134        137        124        116       100


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires PolyVision's executive officers, directors and holders of more than ten percent of PolyVision's common stock to file with the Securities and Exchange Commission and The American Stock Exchange initial reports of ownership and reports of changes in ownership of PolyVision's common stock. Such persons are required by SEC regulations to furnish PolyVision with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of such forms received by PolyVision, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, PolyVision believes that, during the fiscal year ended December 31, 1998, all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                                 PROPOSAL NO. 2

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     PolyVision's Restated Certificate of Incorporation, as currently in effect (the "Certificate"), provides that PolyVision is authorized to issue two classes of capital stock consisting of 25,000,000 shares of common stock, par value $.001 per share, and 1,500,000 shares of Preferred Stock, par value $.01 per share. In January 1999, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of common stock to 40,000,000 shares. The shareholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, paragraph (a) of Article Fourth of the Certificate would be amended to read as follows:

     (a)  The Corporation shall be authorized to issue the following shares:



                        CLASS                      NUMBER OF SHARES             PAR VALUE
                        -----                      ----------------             ---------
                  Common Stock                         40,000,000                $.001

                  Preferred Stock                       1,500,000                $.01

     PolyVision currently has 25,000,000 authorized shares of common stock. As of December 31, 1998, 14,092,750 shares of common stock were issued and outstanding. In addition, as of December 31, 1998, and without giving effect to the proposed 1999 Stock Option Plan described in this Proxy Statement:


     o 4,282,517 shares of common stock were reserved for issuance upon the conversion of PolyVision's outstanding shares of Series B Preferred Stock (representing a conversion price of $3.00 per share), exchanged with Alpine and one other entity,

     o 2,500,000 shares of common stock were reserved for issuance upon the conversion of PolyVision's outstanding shares of Series C Preferred Stock (representing a conversion price of $2.00 per share), sold to Alpine,

     o 2,666,667 shares of common stock were reserved for issuance upon the conversion of PolyVision's 10% Convertible Subordinated Promissory Note due 2007 issued to Wind Point Partners III, L.P. (representing a conversion price of $3.00 per share),

     o 2,986,467 shares of common stock were reserved for issuance upon the exercise of outstanding warrants issued to John Hancock Mutual Life Insurance Company and certain of its affiliates (exercisable at a nominal price), and

     o 400,000 shares of common stock were reserved for future grant or for issuance upon the exercise of outstanding stock options under the 1994 Stock Option Plan; 125,000 shares of common stock were reserved for future grant or issuance upon exercise of outstanding stock options under the 1995 Directors Stock Option Plan; and 6,667 shares were reserved for future grant under the 1995 Directors Stock Grant Plan.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of common stock which will be available upon the conversion and exercise of the securities described above. In addition, additional shares will be needed if the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire another company or its business or assets, or to establish a strategic relationship with a corporate partner. The Board of Directors has no present agreement or arrangement to issue any such shares. If the amendment is approved by the shareholders, the Board of Directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

     The increase in authorized common stock will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized common stock without requiring future shareholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The holders of common stock have no preemptive rights to purchase any shares of common stock which may be offered in the future.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of PolyVision without further action by the shareholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of PolyVision more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of PolyVision. PolyVision has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including a staggered board and "blank check" preferred stock.

REQUIRED VOTE

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of common stock of PolyVision. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE.

                                 PROPOSAL NO. 3

               APPROVAL AND RATIFICATION OF 1999 STOCK OPTION PLAN

BACKGROUND AND PURPOSE

     In January 1999, the Board of Directors adopted the PolyVision Corporation 1999 Stock Option Plan (the "Plan") and recommended that it be submitted to PolyVision's shareholders for their approval at the Annual Meeting. The purpose of the Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment the success of PolyVision is largely dependent, through the encouragement of stock ownership in PolyVision by such persons. In furtherance of this purpose, the Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase common stock (collectively, "Options") to persons selected by the administrators of the Plan from the class of all regular employees of PolyVision, including officers who are regular employees and directors, (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned common stock as payment of the exercise price for Options granted under the Plan.

     Shareholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (iii) by the rules of the American Stock Exchange, where PolyVision's common stock is traded.

     The effective date of the Plan is January 26, 1999 (the "Effective Date"). In November 1998, PolyVision's Board of Directors awarded, subject to and conditioned on approval of the Plan by PolyVision's shareholders at the Annual Meeting, non-qualified stock options under the Plan to Joseph A. Menniti (175,000 options), Michael H. Dunn (250,000 options) and Richard J. Still (150,000 options), entitling them to purchase an aggregate of 575,000 shares of common stock, all of which provide for an exercise price of $1.50 per share, are exercisable at the rate of 25% of the number of options granted in each of November 1999, 2000, 2001 and 2002 and, unless exercised, expire in November 2008 (subject to prior termination in accordance with their applicable stock option agreements). No other stock options under the Plan have been granted or are otherwise contemplated at this time.

     The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which is attached to this Proxy Statement as Exhibit A. Shareholders are urged to read the actual text of the Plan in its entirety.

ADMINISTRATION OF THE PLAN

     The Plan provides that it shall be administered by the Board of Directors of PolyVision (the "Board") or by a committee appointed by the Board (the "Committee") which shall be composed of two or more directors all of whom shall be "outside directors" (as defined in the Plan) as required for compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the Code.

     The Committee or the Board in its sole discretion determines the persons to be awarded Options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the Committee or the Board has full power and authority to construe and interpret the Plan, and the acts of the Committee or the Board are final, conclusive and binding on all interested parties, including

PolyVision, its shareholders, officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons.

     An aggregate of 1,000,000 shares of common stock (subject to adjustment described below) are reserved for issuance upon the exercise of Options granted under the Plan. The shares acquired upon exercise of Options granted under the Plan will be authorized and issued shares of common stock. PolyVision's shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any Option granted under the Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the Plan.

CERTAIN TERMS AND CONDITIONS

     All Options granted under the Plan must be evidenced by a written agreement between PolyVision and the grantee. The agreement will contain such terms and conditions as the Committee or the Board shall prescribe, consistent with the Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

     For any Option granted under the Plan, the exercise price per share of common stock may be any price determined by the Committee or the Board; however, the exercise price per share of any Incentive Stock Option may not be less than the Fair Market Value of the common stock on the date such Incentive Stock Option is granted. For purposes of the Plan, the "Fair Market Value" on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of common stock on any business day is (i) if common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if common stock is quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of common stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for common stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for common stock on at least 5 of the 10 preceding days. The closing price of PolyVision's common stock on March __, 1999, as reported by the American Stock Exchange, was $___ per share.

     The Committee or the Board may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the Optionee for at least six (6) months (or such other shares as PolyVision determines will not cause PolyVision to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Committee or the Board (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The Plan also authorizes PolyVision to lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall
(i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of PolyVision's principal lender or such other rate as the Committee or the Board, as the case may be, shall determine, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require.

     The use of already owned shares of common stock applies to payment for the exercise of an Option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the Optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

     No Option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an Option is exercisable only by him or her. The expiration date of an Option under the Plan will be determined by the Committee or the Board at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Committee or the Board determines. The Committee or the Board may in its sole discretion accelerate the date on which any Option may be exercised. Each outstanding Option granted under the Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control of PolyVision, certain mergers and reorganizations, and certain dispositions of substantially all PolyVision's assets.

     Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the Plan shall automatically be terminated (a) three months after the date on which the Optionee's employment is terminated for any reason other than (i) Cause (as defined in the Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the Optionee's employment for Cause; (c) one year after the date on which the Optionee's employment is terminated by reason of mental or physical disability; or (d) one year after the date on which the Optionee's employment is terminated by reason of Optionee's death, or if later, three months after the date of Optionee's death if death occurs during the one year period following the termination of the Optionee's employment by reason of mental or physical disability.

     To prevent dilution of the rights of a holder of an Option, the Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of PolyVision's capital stock resulting from a stock dividend, stock split, share combination, recapitalization or other capital adjustment of PolyVision. The Committee or the Board has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of PolyVision or a sale or other disposition of substantially all of PolyVision's assets.

     The Plan will expire on January 26, 2009, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Committee or the Board may amend, suspend or terminate the Plan or any Option at any time, provided that such amendment shall be subject to the approval of PolyVision's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Code) or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any Option previously granted, without the consent of the Optionee.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS OF OPTIONS

     The Plan is not qualified under the provisions of section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of PolyVision, that income will be subject to the withholding of Federal income tax. The Optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

     If an Optionee pays for shares of common stock on exercise of an Option by delivering shares of PolyVision's common stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee's tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee's tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

     PolyVision will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for PolyVision and is reasonable in amount, and either the employee includes that amount in income or PolyVision timely satisfies its reporting requirements with respect to that amount.

     INCENTIVE STOCK OPTIONS. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the "Required Holding Period"), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

     If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a "Disqualifying Disposition"), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An Optionee who exercises an incentive stock option by delivering shares of common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee's alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

     PolyVision is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, PolyVision is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for PolyVision and is reasonable in amount, and either the employee includes that amount in income or PolyVision timely satisfies its reporting requirements with respect to that amount.

     SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by PolyVision that pays it. PolyVision intends that Options granted to employees, whom the Committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such "performance-based compensation," so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of PolyVision to ensure that Options under the Plan will qualify as "performance-based compensation" that is fully deductible by PolyVision under Section 162(m).


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND RATI-FICATION OF THE 1999 STOCK OPTION PLAN.

                                 PROPOSAL NO. 4

AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE COMMON STOCK, AND THE POSSIBLE ISSUANCE OF COMMON STOCK UNDERLYING SUCH WARRANTS, WHICH WOULD REPRESENT 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK

     On December 31, 1998, PolyVision completed the refinancing of the $25,000,000 loan made to PolyVision by Fleet Corporate Finance, Inc. ("Fleet") in November 1998 in connection with the Alliance acquisition. Such loan was evidenced by a 12.5% Senior Subordinated Note in the aggregate principal amount of $25,000,000 (the "Fleet Note").

     PolyVision refinanced the Fleet Note through the issuance of 12.5% Senior Subordinated Notes in the aggregate principal amount of $25,000,000 (the "Hancock Notes") to John Hancock Mutual Life Insurance Company and affiliates (collectively, "John Hancock") pursuant to a Senior Subordinated Note and Warrant Purchase Agreement (the "Subordinated Note Agreement"). Under the Subordinated Note Agreement, John Hancock purchased from PolyVision the Hancock Notes and warrants to purchase up to 2,986,467 shares of PolyVision's common stock at a nominal price (the "warrants").

     If the warrants were exercised in full, the 2,986,467 shares of common stock issuable upon such exercise would represent approximately 21.2% of the outstanding shares of common stock before giving effect to such exercise.

AMERICAN STOCK EXCHANGE VOTING REQUIREMENTS

     The common stock is traded on the American Stock Exchange ("Amex"). The Amex market rules require shareholder approval as a prerequisite to approval of applications to list additional shares to be issued in connection with, among other things, the sale or issuance by a company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

     Since the exercise price of the warrants is nominal and the full exercise of the warrants would result in the issuance by PolyVision of approximately 21.2% of presently outstanding shares of common stock, the shareholders must vote in favor of this Proposal No. 4 in order for the shares of common stock underlying the warrants to be approved for listing on the Amex.

REQUIRED VOTE

     The authorization and approval of the issuance of the warrants to purchase common stock, and the possible issuance of common stock underlying such warrants, requires the affirmative vote of a majority of the outstanding shares of common stock of PolyVision. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF WARRANTS TO PURCHASE COMMON STOCK, AND THE POSSIBLE ISSUANCE OF COMMON STOCK UNDERLYING SUCH WARRANTS, WHICH WOULD REPRESENT 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 5

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     Upon recommendation by the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as PolyVision's independent auditor for the year ended December 31, 1998. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire. As previously reported, in December 1998, the Board of Directors of PolyVision determined to change the fiscal year end of PolyVision from April 30 to December 31 of each year, commencing with the fiscal year ended December 31, 1998.

     Shareholders are being asked to ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditor for the year ended December 31, 1998.

     If the Shareholders do not ratify the appointment of Arthur Andersen LLP as PolyVision's independent auditors, the Board of Directors will consider selecting another accounting firm.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.


                            PROPOSALS OF SHAREHOLDERS

     Under certain circumstances, shareholders are entitled to present proposals for consideration at shareholders meetings. Any such proposal to be included in the proxy statement for PolyVision's 1999 Annual Meeting of Shareholders must be submitted to the Secretary of PolyVision prior to January 31, 2000. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.


             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     PolyVision knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.


                                          By Order of the Board of Directors

                                          BARRY M. PURITZ
                                          VICE PRESIDENT OF BUSINESS DEVELOPMENT
                                          AND SECRETARY

                                                                       EXHIBIT A

                     ---------------------------------------

                             POLYVISION CORPORATION

                             1999 STOCK OPTION PLAN

                     ---------------------------------------



     1. PURPOSE. The purpose of this Plan is to advance the interests of PolyVision Corporation, a New York corporation ("PolyVision"), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to PolyVision and its Subsidiaries, and upon whose efforts and judgment the success of PolyVision and its Subsidiaries is largely dependent, through the encouragement of stock ownership in PolyVision by such persons.

     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

     (a)  "Board" shall mean the Board of Directors of PolyVision.

     (b) "Committee" shall mean the committee appointed by the Board pursuant to Section 13(a) hereof.

     (c) "Common Stock" shall mean PolyVision's Common Stock, par value $.001 per share.

     (d)  "Director" shall mean a member of the Board.

     (e) "Fair Market Value" of a Share on any date of reference shall mean the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or
          (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither
          (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

     (f) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

     (g) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (h) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

     (i) "Officer" shall mean PolyVision's Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of PolyVision in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for PolyVision. Officers of Subsidiaries shall be deemed Officers of PolyVision if they perform such policy-making functions for PolyVision. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. ss. 229.401(b)), PolyVision identifies a person as an "executive officer," the person so identified shall be deemed an "Officer" even though such person may not otherwise be an "Officer" pursuant to the foregoing provisions of this paragraph.

     (j) "Option" (when capitalized) shall mean any option granted under this Plan.

     (k) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

     (l) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

     (m)  "Plan" shall mean this 1998 Stock Option Plan for PolyVision.

     (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (o)  "Share" shall mean a share of Common Stock.

     (p) "Subsidiary" shall mean any corporation (other than PolyVision) in any unbroken chain of corporations beginning with PolyVision if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to Optionees from time to time Options to purchase an aggregate of up to One Million (1,000,000) Shares from PolyVision's authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

     4. INCENTIVE AND NON-QUALIFIED OPTIONS.

        (a) An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All

Incentive Stock Options shall be granted within 10 years from the effective date of this Plan. Incentive Stock Options may not be granted to any person who is not an employee of PolyVision or any Subsidiary.

        (b) Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Internal Revenue Code are exercisable for the first time by any individual during any calendar year (under all plans of PolyVision and its parent and subsidiary corporations as defined in Section 424 of the Internal Revenue Code), exceeds $100,000.

     5. CONDITIONS FOR GRANT OF OPTIONS.

        (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of , or persons who provide consulting or other services as independent contractors to, PolyVision or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors who are not employees of PolyVision or of any Subsidiaries. Any person who files with the Committee or the Board, in a form satisfactory to the Committee or the Board, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of PolyVision or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of PolyVision and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

         (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with PolyVision or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by PolyVision or its Subsidiaries.

         (d) Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of PolyVision (or of its parent or subsidiary corporation (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         (e) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of Options granted to any one Optionee may not exceed 500,000 Options, subject to adjustment as provided in Section 10 hereof.

     6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) PolyVision has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee's payment to PolyVision of the amount that is necessary for PolyVision or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of:
(1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as PolyVision determines will not cause PolyVision to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a "cashless exercise" procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to PolyVision by a licensed broker acceptable to PolyVision of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. PolyVision in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, lend money to an Optionee, guarantee a loan to an Optionee, or otherwise assist an Optionee to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of the Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of PolyVision's principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 10 hereof.

     8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in such Option, except as otherwise provided in this Section 8.

         (a) The expiration date of an Option shall be determined by the Committee or the Board at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date on which the Option is granted.

         (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof. For this purpose, the term "Change in Control" shall mean:

             (i) approval by the shareholders of PolyVision of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of PolyVision immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of PolyVision or the sale of all or substantially all of the assets of PolyVision (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

             (ii) individuals who, as of the date on which the Option is granted, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Option was granted whose election, or nomination for election by PolyVision's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of PolyVision, as such terms are used in Rule 14a-11 of Regulation 14A of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

             (iii) the acquisition (other than from PolyVision) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of PolyVision's Common Stock or the combined voting power of PolyVision's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) PolyVision or its Subsidiaries, (2) The Alpine Group, Inc. or any other person, entity or "group" that as of the date on which the Option is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of PolyVision or its Subsidiaries.

         (c) The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

     9. TERMINATION OF OPTION PERIOD. (a) Unless otherwise provided in any Option agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (i) three months after the date on which the Optionee's employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

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

          (ii) immediately upon the termination of the Optionee's employment for Cause;

          (iii) twelve months after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee or the Board;

          (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

All references herein to the termination of the Optionee's employment shall, in the case of a Optionee who is not an employee of PolyVision or a Subsidiary, refer to the termination of the Optionee's service with PolyVision.

             (b) To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of PolyVision, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which PolyVision does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b)(i) hereof in which PolyVision does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

     10. ADJUSTMENT OF SHARES.

             (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                           (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of PolyVision's issued and outstanding Shares shall continue to be subject to being so optioned; and

                           (ii) the Board or the Committee may, in its discretion, make any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of PolyVision's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

             (b) Unless otherwise provided in any Option, the Committee or the Board may change the terms of Options outstanding under this Plan, with respect to the option price or the number of

Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under the Plan.

             (c) In the event of a proposed sale of all or substantially all of PolyVision's assets or any reorganization, merger, consolidation or other form of corporate transaction in which PolyVision does not survive, where the securities of the successor corporation, or its parent company, are issued to PolyVision's shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

              (d) Except as otherwise expressly provided herein, the issuance by PolyVision of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of PolyVision convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

             (e) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of PolyVision to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in PolyVision's capital structure or its business; (ii) any merger or consolidation of PolyVision; (iii) any issue by PolyVision of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of PolyVision; (v) any sale, transfer or assignment of all or any part of the assets or business of PolyVision; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11. TRANSFERABILITY OF OPTIONS AND SHARES.

                  (a) No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

                  (b) No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

     12. ISSUANCE OF SHARES.

                  (a) Notwithstanding any other provision of this Plan, PolyVision shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

                  (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                           (i) a representation and warranty by the Optionee to PolyVision, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                           (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

     13. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

                  (b) The Board may grant Options pursuant to this Plan to Directors who are not employees of PolyVision or any Subsidiary and/or other persons to whom Options may be granted under Section 5(a) hereof.

                  (c) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee or the Board, and the interpretation and construction of any provision of the Plan or any Option by the Committee or the Board, shall be final and conclusive.

                  (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     14. WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee or beneficiary, any law or regulation of any governmental authority having jurisdiction in the premises shall require PolyVision to withhold, or to make any deduction for, any taxes or take any other action in connection with the issuance or delivery then to be made, such issuance or delivery shall be deferred until such withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

     15. INTERPRETATION.

         (a) As it is the intent of PolyVision that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act ("Rule 16b-3"), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         (b) The Plan and any Option agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan or any such Option agreement should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan and the Option agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option agreement.

         (c) This Plan shall be governed by the laws of the State of New York.

         (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of PolyVision's shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

     17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is January 26, 1999, the date on which the Board adopts this Plan, and the Plan shall terminate on January 26, 2009. The Plan shall be submitted to the shareholders of PolyVision for their approval and adoption and Options hereunder may be granted prior to such approval and adoption but contingent upon such approval and adoption.

                             POLYVISION CORPORATION

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 27, 1999

     Steven S. Elbaum, Bragi F. Schut and Joseph A. Menniti, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of common stock of PolyVision Corporation held of record by the undersigned on March 25, 1999, at the Annual Meeting of Shareholders to be held at 10:00 a.m. on April 27, 1999, at The Cornell Club, 6 East 44th Street, New York, NY 10017, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

1. ELECTION OF DIRECTORS.  To elect all nominees.

   Nominees are:Ivan Berkowitz, Michael H. Dunn, Stephen C. Knup, Bragi F. Schut

       /  /    AUTHORITY GIVEN              /  /    AUTHORITY WITHHELD

   For all nominees listed above except:

             -----------------------------

2. To approve an amendment to PolyVision's Certificate of Incorporation increasing the number of authorized shares of common stock from 25,000,000 shares to 40,000,000 shares.

       /  /1 FOR                      /  /2 AGAINST         /  /3 ABSTAIN

3. To ratify the adoption by the Board of Directors of PolyVision's 1999 Stock Option Plan.

       /  /4 FOR                      /  /5 AGAINST         /  /6 ABSTAIN


4. To authorize and approve the issuance of warrants to purchase common stock, and the possible issuance of common stock underlying such warrants, which would represent 20% or more of the outstanding shares of common stock.

       /  /7 FOR                      /  /8 AGAINST         /  /9 ABSTAIN


5. To ratify the selection of Arthur Andersen LLP as PolyVision's independent auditor.

       /  /10 FOR                      /  /11 AGAINST         /  /12 ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 5. PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

         Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

         The signer acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. Unless otherwise specified, this Proxy will be voted FOR Proposals 1 through 5.


                           IMPORTANT: Please sign exactly as name appears hereon. Each joint owner shall sign. Executors, administrators, trustees, etc. should give their full title.

                           --------------------------------------------------
                           Signature(s)

                           --------------------------------------------------
                           Date

                           --------------------------------------------------
                           Signature(s)

                           --------------------------------------------------
                           Date